As filed with the Securities and Exchange Commission on October 1, 2012.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-1672694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1300 Wilson Boulevard, Suite 400 Arlington, Virginia	22209-2307
(Address of principal executive offices)	(Zip Code)

Alliant Techsystems Inc. 2005 Stock Incentive Plan

(As Amended and Restated Effective August 7, 2012)
(Full title of the plan)

Neal S. Cohen

Executive Vice President and Chief Financial Officer

Alliant Techsystems Inc.

1300 Wilson Boulevard, Suite 400

Arlington, Virginia 22209-2307

(Name and address of agent for service)

(703) 412-5960

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $.01 par value	982,360 shares	$49.25	$48,381,230	$6,599.20

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c), based upon the average of the high and low sale prices of the Common Stock as reported on the New York Stock Exchange on September 25, 2012.

PART I

The information required by Part I has been omitted in accordance with the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by Alliant Techsystems Inc. (“ATK”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

(a)    ATK’s Annual Report on Form 10-K for the fiscal year ended March 31, 2012, except to the extent Items 1, 2, 7 and 8 were amended by ATK’s Current Report on Form 8-K dated September 28, 2012, which is incorporated by reference;

(b)   all other reports filed by ATK pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since March 31, 2012; and

(c)    the description of ATK’s common stock contained in any registration statement or report filed by ATK under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by ATK pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference in this registration statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, as amended, provides that, under certain circumstances and subject to certain conditions and limitations as stated therein, ATK may indemnify the officers and directors of ATK against all expenses and liabilities incurred by or imposed upon them as a result of suits or other actions brought against them as such officers and directors if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of ATK, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Article VIII of ATK’s Bylaws provides, among other things, that ATK shall, under certain circumstances and subject to certain conditions and limitations as stated therein, indemnify any current or former director, officer, employee or agent of ATK for expenses (including attorneys’ fees), judgments, fines, excise taxes assessed with respect to an employee benefit plan, and settlements actually and reasonably incurred by such person for any action, suit or proceeding to which such person is made a party by reason of such person’s position with ATK or while acting as an agent on behalf of ATK if, in connection with such action, suit or proceeding, such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of ATK, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful.  Such rights of indemnification are not deemed exclusive of any other right available to the individual under any policy of insurance, agreement, statute or otherwise.

ATK also maintains directors’ and officers’ liability insurance and corporate reimbursement policies insuring directors and officers against loss arising from claims made arising out of the performance of their duties.  In addition, ATK has indemnification agreements with each of its directors and officers that, among other things, require ATK to indemnify such individuals to the fullest extent permitted by law.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit (and document from which incorporated by reference, if applicable)

4.1.1

Restated Certificate of Incorporation of the Registrant, effective July 20, 1990, including Certificate of Correction effective September 21, 1990 (Exhibit 3(i).1 to Form 10-Q for the quarter ended September 28, 2008).

4.1.2

Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant, effective September 28, 1990 (Exhibit 3.(i)2 to 10-Q for the quarter ended September 28, 2008).

4.1.3	Certificate of Amendment of Restated Certificate of Incorporation, effective August 8, 2001 (Exhibit 3.(i).3 to the Form 10-Q for the quarter ended September 28, 2008).

4.1.4	Certificate of Amendment of Restated Certificate of Incorporation, effective August 7, 2002 (Exhibit 3(i).4 to Form 10-Q for the quarter ended September 28, 2008).

4.1.5	Certificate of Amendment of Restated Certificate of Incorporation, effective August 5, 2008 (Exhibit 3(i).5 to Form 10-Q for the quarter ended September 28, 2008).

4.2	Bylaws of the Registrant, as Amended and Restated Effective August 1, 2006 (Exhibit 3.1 to Form 8-K dated August 1, 2006).

4.3	Form of Certificate for common stock, par value $.01 per share (Exhibit 4.1 to the Form 10-K for the year ended March 31, 2005).

4.4.1

Indenture, dated as of March 15, 2006, between the Registrant and The Bank of New York Trust Company, N.A., as trustee, relating to 6.875% Senior Subordinated Notes due 2020 (Exhibit 4.9 to the Registration Statement on Form S-3ASR dated March 2, 2006).

4.4.2

Second Supplemental Indenture, dated as of September 13, 2010, among the Registrant, as issuer, certain subsidiaries of the Registrant, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 6.875% Senior Subordinated Notes due 2020 (Exhibit 4.1 to Form 8-K dated September 8, 2010).

4.5.1

Indenture dated as of August 13, 2004 among the Registrant, as Issuer, the Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee, relating to 3.00% Convertible Senior Subordinated Notes due 2024 (Exhibit 4.1 to Form 10-Q for the quarter ended October 3, 2004).

4.5.2

First Supplemental Indenture dated as of October 26, 2004 to Indenture, dated as of August 13, 2004 among the Registrant, as Issuer, Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee (Exhibit 4.2 to Form 10-Q for the quarter ended October 3, 2004).

4.6	Alliant Techsystems Inc. 2005 Stock Incentive Plan (As Amended and Restated Effective August 7, 2012) (Exhibit 10.1 to Form 8-K dated August 7, 2012).

23	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney.

Item 9. Undertakings.

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Virginia, on September 28, 2012.

ALLIANT TECHSYSTEMS INC.

By:	/s/ NEAL S. COHEN
Neal S. Cohen
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 28, 2012.

Signature	Title

*	President and Chief Executive Officer
Mark W. DeYoung	(principal executive officer and a Director)

/s/ NEAL S. COHEN	Executive Vice President and Chief Financial Officer
Neal S. Cohen	(principal financial and principal accounting officer)

*	Chairman of the Board
Ronald R. Fogleman

*	Director
Roxanne J. Decyk

*	Director
Martin C. Faga

*	Director
April H. Foley

*	Director
Tig H. Krekel

*	Director
Douglas L. Maine

Director
Roman Martinez IV

*	Director
Mark H. Ronald

*	Director
William G. Van Dyke

*By:	/s/ NEAL S. COHEN
Neal S. Cohen
Attorney-In-Fact

ALLIANT TECHSYSTEMS INC.

FORM S-8 REGISTRATION STATEMENT

EXHIBIT INDEX

Exhibit Number	Description of Exhibit (and document from which incorporated by reference, if applicable)

4.1.1

Restated Certificate of Incorporation of the Registrant, effective July 20, 1990, including Certificate of Correction effective September 21, 1990 (Exhibit 3(i).1 to Form 10-Q for the quarter ended September 28, 2008).

4.1.2

Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant, effective September 28, 1990 (Exhibit 3.(i)2 to 10-Q for the quarter ended September 28, 2008).

4.1.3	Certificate of Amendment of Restated Certificate of Incorporation, effective August 8, 2001 (Exhibit 3.(i).3 to the Form 10-Q for the quarter ended September 28, 2008).

4.1.4	Certificate of Amendment of Restated Certificate of Incorporation, effective August 7, 2002 (Exhibit 3(i).4 to Form 10-Q for the quarter ended September 28, 2008).

4.1.5	Certificate of Amendment of Restated Certificate of Incorporation, effective August 5, 2008 (Exhibit 3(i).5 to Form 10-Q for the quarter ended September 28, 2008).

4.2	Bylaws of the Registrant, as Amended and Restated Effective August 1, 2006 (Exhibit 3.1 to Form 8-K dated August 1, 2006).

4.3	Form of Certificate for common stock, par value $.01 per share (Exhibit 4.1 to the Form 10-K for the year ended March 31, 2005).

4.4.1

Indenture, dated as of March 15, 2006, between the Registrant and The Bank of New York Trust Company, N.A., as trustee, relating to 6.875% Senior Subordinated Notes due 2020 (Exhibit 4.9 to the Registration Statement on Form S-3ASR dated March 2, 2006).

4.4.2

Second Supplemental Indenture, dated as of September 13, 2010, among the Registrant, as issuer, certain subsidiaries of the Registrant, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to 6.875% Senior Subordinated Notes due 2020 (Exhibit 4.1 to Form 8-K dated September 8, 2010).

4.5.1

Indenture dated as of August 13, 2004 among the Registrant, as Issuer, the Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee, relating to 3.00% Convertible Senior Subordinated Notes due 2024 (Exhibit 4.1 to Form 10-Q for the quarter ended October 3, 2004).

4.5.2

First Supplemental Indenture dated as of October 26, 2004 to Indenture, dated as of August 13, 2004 among the Registrant, as Issuer, Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee (Exhibit 4.2 to Form 10-Q for the quarter ended October 3, 2004).

4.6	Alliant Techsystems Inc. 2005 Stock Incentive Plan (As Amended and Restated Effective August 7, 2012) (Exhibit 10.1 to Form 8-K dated August 7, 2012).

23	Consent of Independent Registered Public Accounting Firm.

24	Power of Attorney.